UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2012

______________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction	(Commission File Number)	(IRS employer identification number)
of incorporation)

901 44th Street SE		49508
Grand Rapids, Michigan		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
  [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Steelcase Inc. (“Steelcase” or “the Company”) entered into a $125 million committed 5-year unsecured revolving syndicated credit facility (“New Facility”) on March 19, 2012.  The New Facility amends and restates Steelcase’s previous unsecured syndicated credit facility that was scheduled to expire in December 2012.  At the option of Steelcase, and subject to certain conditions, Steelcase may increase the aggregate commitment under the New Facility by up to $75 million by obtaining at least one commitment from one of more lenders.  There are currently no borrowings outstanding under the New Facility.

The New Facility is provided by JPMorgan Chase Bank, NA., as Administrative Agent; Bank of America, NA., Fifth Third Bank and Wells Fargo Bank, NA as Documentation Agents, and certain other lenders.  Fifth Third Bancorp or its subsidiaries hold more than 5% of the Company’s Class A and Class B common stock as fiduciary, agent or custodian for individual or institutional customers.  Fifth Third Bank, a wholly owned subsidiary of Fifth Third Bancorp, is serving as the Documentation Agent and has committed $20.0 million to the New Facility.

Steelcase can use borrowings under the New Facility for general corporate purposes, including friendly acquisitions.  Interest on borrowings is based on the rate, as selected by Steelcase, between the following two options:
•
The greatest of the prime rate, the Federal fund effective rate plus 0.5%, and the Eurocurrency rate for a one month interest period plus 1%, plus the applicable margin as set forth in the credit agreement; or

•	The Eurocurrency rate plus the applicable margin as set forth in the credit agreement.

The New Facility requires Steelcase to satisfy two financial covenants:
•
A maximum leverage ratio covenant, which is measured by the ratio of (x) indebtedness (as determined under the credit agreement) less excess liquidity (as determined under the credit agreement) to (y) the trailing four quarter Adjusted EBITDA (as determined under the credit agreement) and is required to be no greater than 3:1. (In the context of certain permitted acquisitions, Steelcase has a one-time ability, subject to certain conditions, to increase the maximum ratio to 3.25 to 1.0 for four consecutive quarters).

•
A minimum interest coverage ratio covenant, which is measured by the ratio of (x) trailing four quarter Adjusted EBITDA (as determined under the credit agreement) to (y) trailing four quarter interest expense and is required to be no less than 3.5:1.

The New Facility requires Steelcase to comply with certain other covenants, including a restriction on the aggregate amount of cash dividend payments and share repurchases in any fiscal year.  In general, as long as the Company’s leverage ratio is less than 2.50 to 1.0, there is no restriction on cash dividends and share repurchases.  If the Company’s leverage ratio is between 2.50 to 1.0 and the maximum then permitted, the Company’s ability to pay more than $35.0 million in cash dividends and share repurchases in aggregate in any fiscal year may be restricted, depending on the Company’s liquidity.

The New Facility provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or another default thereunder, failure to comply with covenants, certain insolvency or receivership events affecting the Company or its subsidiaries, failure of representation or warranty to be true when made or deemed made and a Change in Control (as determined under the New Facility).  In the event of a default by the Company, the requisite number of lenders (or the Administrative Agent at their request) may declare all amounts owing under the New Facility immediately due and payable, terminate the lenders’ commitments to make loans under the New Facility and/or exercise any and all remedies and other rights under the New Facility.  For certain defaults related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.

The foregoing description is qualified in its entirety by reference to the New Facility, a copy of which is filed with this Current Report as Exhibit 10.1 and is incorporated by reference herein.

ITEM 1.02 Termination of a Material Definitive Agreement

Effective March 19, 2012, Steelcase amended and restated its syndicated credit facility dated December 16, 2009 (the “Prior Facility”).  The Prior Facility was provided by JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; Fifth Third Bank as Documentation Agent; and certain other lenders.  The Prior Facility was replaced by the New Facility described in Item 1.01 above.  A copy of the Prior Facility was filed as  Exhibit 10.1 to the Company’s  Form 8-K filed on December 17, 2009 and was referenced as Exhibit 10.1 in the Company’s Form 10-K for the year ended February 25, 2011.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

ITEM 2.02 Results of Operations and Financial Condition

The Company reported its fourth quarter fiscal year 2012 results today and is furnishing the earnings release as Exhibit 99.1 attached hereto.  Members of the public are invited to listen to the Company’s webcast conference call on March 23, 2012, at 11:00 a.m. EDT through the link at ir.steelcase.com.  Presentation slides are available at ir.steelcase.com.  A replay of the webcast, including presentation slides, can also be accessed through the Company’s website through April 22, 2012.

The earnings release contains certain non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the Company.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the Company’s earnings release are:
▪
Organic revenue growth (decline), which represents the change in revenue over the prior year excluding currency translation effects and the impacts of the IDEO ownership transition and other acquisitions and divestitures.

▪	Adjusted operating income (loss), which represents operating income (loss), excluding restructuring costs.
▪	Adjusted earnings per share, which represents earnings per share, excluding restructuring costs, net of tax.

These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Therefore, management believes this information is also useful for investors.

The information furnished pursuant to this Item 2.02 and Item 7.01 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 7.01 Regulation FD Disclosure

The Company has updated its investor presentation and will make it available on the Company’s website at ir.steelcase.com.  The Company uses this presentation from time to time when company executives interact with investors and analysts to discuss our business strategies and long-term goals.

ITEM 9.01 Financial Statements and Exhibits

d)           EXHIBITS.

Exhibit Number	Description
10.1

Credit Agreement, dated as of March 19 , 2012 among Steelcase Inc. and JPMorgan Chase Bank, NA., as Administrative Agent; Bank of America, NA., Fifth Third Bank and Wells Fargo Bank, NA as Documentation Agents and certain other lenders.

99.1	Earnings Release – Fourth Quarter Ended February 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc.

Date: March 22, 2012

/S/ MARK T. MOSSING
Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit Agreement, dated as of March 19 , 2012 among Steelcase Inc. and JPMorgan Chase Bank, NA., as Administrative Agent; Bank of America, NA., Fifth Third Bank and Wells Fargo Bank, NA as Documentation Agents and certain other lenders.

99.1	Earnings Release – Fourth Quarter Ended February 24, 2012